Exhibit 23.1
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        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS




The Board of Directors
Dynatronics Corporation:

We consent to the incorporation by reference in Registration Statement on Form S-8 of Dynatronics Corporation of our report, dated August 30, 2005, relating to our audit of the balance sheet of Dynatronics Corporation as of June 30, 2005, and the related statements of income, stockholder's equity, and cash flows for the year then ended, which report appears in the June 30, 2005 annual report in Form 10-KSB of Dynatronics Corporation.



/s/ TANNER LC



Salt Lake City, Utah
February 15, 2006